UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(B) OR (G) OF
                           THE SECURITIES ACT OF 1934


                              Cantop Ventures, Inc.
             (Exact name of registrant as specified in its charter)


        Nevada                                            20-2414965
(State of Incorporation)                    (I.R.S. Employer Identification No.)


                                 564 Wedge Lane
                                Fernley, NV 89408
          (Address of principal executive offices, including Zip Code)


                                 (604) 805-6340
              (Registrant's Telephone Number, Including Area Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this Form relates (if applicable): File No. 333-128697

Securities to be registered pursuant to Section 12(b) of the Exchange Act: None

       Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $.001 per share

The Commission is respectfully requested to send copies of all notices, orders and communications to:

                             KAREN A. BATCHER, ESQ.
                         BATCHER ZARCONE & BATCHER, LLP
                             4252 BONITA ROAD, #151
                                BONITA, CA 91902
                     TEL. (619) 475-7882 FAX (619) 789-6262

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The description of securities contained in the Registrant's Registration Statement on Form SB-2, as amended, filed with the commission (File 333-128697) is incorporated by reference into this registration statement.

ITEM 2. EXHIBITS

     Exhibit Number                 Description
     --------------                 -----------
          3.1*          Articles of Incorporation
          3.2*          Bylaws
          5.1*          Legal opinion
         23.1*          Consent of Moen & Company, Chartered Accountants

----------
* filed as an exhibit to our SB-2 filing dated September 30, 2005

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused


Dated: November 3, 2006                           CANTOP VENTURES, INC.


                                                  By: /s/ Christopher Paterson
                                                     ---------------------------
                                                     Christopher Paterson
                                                     President